Exhibit 10.6

LETTER AGREEMENT

December 10, 2012

Poker Magic, Inc.

c/o Great North Capital

130 West Lake Street, Suite 300

Wayzata, Minnesota 55391

Re:    Debt to Equity Conversion

Dear Board of Directors,

This letter confirms that we, the undersigned individuals and the undersigned officers/members of Lantern Advisers, LLC, acting on behalf of Lantern Advisers, have agreed to convert, into shares of common stock of Poker Magic, Inc. (the “Company”) valued at $1.00 per share, the following principal amounts due and owing under outstanding promissory notes issued by the Company:

	Principal Amount
Noteholder	to be Converted	Common Shares
Lantern Advisers, LLC	$289,000	289,000
Douglas M. Polinsky	$5,900	5,900
Joseph A. Geraci, II	$5,900	5,900

We confirm our understanding that all of the common shares shall be “restricted securities” as that term is understood and defined under Rule 144 of the Securities Act of 1933. Finally, we confirm our agreement to return to the Company for cancellation or destruction the original promissory notes the principal amount of which is being converted as described above, and that the Company will pay the following amounts, respectively, on or prior to April 1, 2013: (i) to Lantern Advisers, the remaining principal balance of $88.16 and the accrued and unpaid interest of $13,686.80; (ii) to Mr. Geraci, the remaining principal balance of $3.48 and the accrued and unpaid interest of $373.59; and (iii) to Mr. Polinsky, the remaining principal balance of $3.48 and the accrued and unpaid interest of $373.59.

ACKNOWLEDGED AND AGREED:

POKER MAGIC, INC.
/s/ Douglas M. Polinsky
Douglas M. Polinsky
	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky, CEO

/s/ Joseph A. Geraci, II	LANTERN ADVISERS, LLC
Joseph A. Geraci, II

	By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Member-Manager